UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
_____________________________________________________________________________________________

Date of Report (Date of earliest event reported): May 28, 2024

IZEA WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-37703	37-1530765
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1317 Edgewater Dr #1880, Orlando, FL	32804
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (407) 674-6911

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IZEA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01, Entry into a Material Definitive Agreement.

The information included in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.
Item 3.03, Material Modification to Rights of Security Holders

On May 28, 2024, the Board of Directors (the “Board”) of IZEA Worldwide, Inc. (the “Company”) declared a dividend to the holders of the Company’s common stock (the “Common Shares”) outstanding at the close of business on June 7, 2024 (the “Record Date”) of one preferred share purchase right (a “Right”) for each Common Share. Each Right is payable on the Record Date and initially entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company (the “Preferred Shares”) at a price of $8.25 per one one-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”), dated May 28, 2024 between the Company and Broadridge Corporate Issuer Solutions, LLC, as rights agent (the “Rights Agent”).

The Board adopted the Rights Agreement to protect stockholders from coercive or otherwise unfair takeover tactics. In general terms, it works by imposing a significant penalty upon any person or group that acquires 15 percent or more of the shares of Common Stock without the approval of the Board. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by the Board. However, neither the Rights Agreement nor the Rights should interfere with any merger, tender or exchange offer or other business combination approved by the Board. The Rights Agreement has not been adopted in response to any specific takeover bid or other proposal to acquire control of the Company.

Distribution Date; Exercisability; Expiration

Initially, the Rights will be attached to all Common Share certificates outstanding as of the Record Date, and will be evidenced by such shares being registered in the name of the holder thereof together with the Summary of Rights, and no separate certificates evidencing the Rights (“Right Certificates”) will be issued. The Rights Agreement provides that, until the Distribution Date (as defined below), or earlier expiration or redemption of the Rights, (i) the Rights will be transferred with and only with the Common Shares, (ii) new Common Share certificates issued after the Record Date or upon transfer or new issuance of Common Shares will contain a legend incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such legend or a copy of the Summary of Rights, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

The Rights would separate and begin trading separately from the Common Shares, and Right Certificates will be caused to evidence the rights on the earlier to occur of (i) the close of business on the tenth (10th) business day after a public announcement that a person or group of affiliated or associated persons (with certain exceptions noted below, an “Acquiring Person”) has acquired beneficial ownership of 15% or more of the outstanding Common Shares and (ii) the close of business on the tenth (10th) business day after the commencement by any person of, or of the first public announcement of the intention of any person to commence, a tender or exchange offer the consummation of which would result in such person becoming the beneficial owner of 15% or more of the outstanding shares of Common Shares (the earlier of such dates being called the “Distribution Date”). As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the “Rights Certificates”) will be mailed to holders of record of Common Shares as of the close of business on the Distribution Date and such separate Rights Certificates alone will evidence the Rights.

“Acquiring Person” shall not include (i) any person who became an “Acquiring Person” as a result of the events described in (i) through (v) of Section 1 of the Rights Agreement, (ii) any Excluded Persons or Grandfathered Persons, each as defined under the Rights Agreement and (iii) any Exempt Persons (as defined below).

The Rights are not exercisable until the Distribution Date. The Rights will expire at the earliest of (i) the close of business on May 28, 2025 or such later date as may be established by the Board of the Company prior to the expiration of the Rights, (ii) the time at which the Rights are redeemed or exchanged by the Company, and (iii) upon the occurrence of certain transactions.

As of May 28, 2024, there were 16,339,860 Common Shares issued and outstanding. As long as the Rights are attached to the Common Shares, the Company will issue one Right with each new Common Share.

Exempt Persons

The Board may determine that a person is exempt from the Rights Agreement (an “Exempt Person”), in accordance with the requirements set forth in Section 25 of the Rights Agreement for so long as such person complies with any limitations or conditions required by the Board in making such determination; provided that such determination is made, and no person shall qualify as an Exempt Person unless such determination is made, prior to such time as any person becomes an Acquiring Person; provided further, that any person will cease to be an Exempt Person if the Board makes a contrary determination with respect to such person.

Flip-In Event

If a person alone or together with its related person, becomes an Acquiring Person (the first occurrence of such event, the “Flip-In Event”), then proper provision shall be made so that promptly following the Redemption Period (as defined below), each holder of a Right shall thereafter have the right to receive, upon exercise thereof and payment of an amount equal to the then current Exercise Price in accordance with the terms of the Rights Agreement, in lieu of a number of one one-thousandths of a Preferred Share, a number of Common Shares equal to the results obtained by (A) multiplying the then current Exercise Price (as defined below) by the number of one one-thousandths of a Preferred Share for which a Right was or would have been exercisable immediately prior to the Flip-In Event, whether or not such Right was then exercisable; and (B) dividing that product (which, following such Flip-In Event, shall be referred to as the “Exercise Price” for each Right and for all purposes of the Rights Agreement except to the extent set forth below) by 50% of the current market price of Common Share on the date of such Flip-In Event; provided, however, that in connection with any exercise effected pursuant to the Flip-In Event, no holder of Rights shall be entitled to receive Common Shares that would result in such holder, together with such holder’s related person, becoming the beneficial owner of more than 15% of the then-outstanding Common Shares. If a holder would, but for the proviso in the immediately preceding sentence, be entitled to receive upon exercise of a Right a number of shares that would otherwise result in such holder, together with such holder’s related person, becoming the beneficial owner of in excess of 15% of the then-outstanding Common Shares (such shares, the “Excess Shares”), then in lieu of receiving such Excess Shares and to the extent permitted by law or orders applicable to the Company, such holder will only be entitled to receive an amount in cash or, at the election of the Company, a note or other evidence of indebtedness maturing within nine months with a principal amount, equal to the current market price of a Common Share at the close of business on the trading day following the date of exercise multiplied by the number of Excess Shares that would otherwise have been issuable to such holder.

Flip-Over

Subject to certain exceptions as provided in the Rights Agreement, at any time after a person becomes an Acquiring Person, in the event that, directly or indirectly, (i) the Company consolidates with, or merges with and into, any other person and the Company is not the continuing or surviving entity of such consolidation or merger; (ii) any person consolidates with, or merges with or into the Company, and the Company is the continuing or surviving entity of such merger and, in connection with such merger, all or part of the outstanding Common Shares is converted into or exchanged for stock or other securities of any other person (or the Company) or cash or any other property; or (iii) the Company sells or otherwise transfers (or one or more of its subsidiaries sells or otherwise transfers) to any person or persons, in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its subsidiaries, taken as a whole (any such event described in (i), (ii), or (iii), a “Flip-Over Event”), then, in each such case, proper provision shall be made so that each holder of a Right, upon the expiration of the Redemption Period (as defined below), will have the right to receive, upon the exercise of the Right at the then current Exercise Price in accordance with the terms of the Rights Agreement, and in lieu of a number of one one-thousandth shares of Preferred Share, a number of Common Shares of the Principal Party (as defined in the Rights Agreement), equal to the result obtained by (A) multiplying such then current Exercise Price by the number of one one-thousandths of a share of Preferred Share for which such Right is exercisable immediately prior to the first occurrence of a Flip-Over Event (or, if the Flip-In Event has occurred prior to the first occurrence of a Flip-Over Event, multiplying the number of one one-thousandths of a Preferred Share for which a Right would be exercisable hereunder but for such Flip-In Event by the Exercise Price that would be in effect hereunder but for such Flip-In Event) (following the first occurrence of a Flip-Over Event, references to the “Exercise Price” shall thereafter mean such product for each Right and for all purposes of the Rights Agreement); and (B) dividing that product by 50% of the then current market price of Common Shares of such Principal Party (as defined in the Rights Agreement) on the date of consummation of such Flip-Over Event (or the fair market value on such date of other securities or property of the Principal Party (as defined in the Rights Agreement), as provided for therein).

Exchange

The Board may, at its option, at any time after any person becomes an Acquiring Person, exchange all or part of the then-outstanding and exercisable Rights (other than Rights that have become null and void) for Common Shares at an exchange ratio of one Common Share per each outstanding Right (subject to adjustments).

Redemption

The Board may, within its sole discretion, at any time before the Distribution Date (the “Redemption Period”) authorize the Company to redeem all, but not less than all, of the then-outstanding Rights at a redemption price of $0.0001 per Right (subject to adjustments) (the “Redemption Price”). Any such redemption will be effective immediately upon the action of the Board authorizing the same, unless such action of the Board expressly provides that such redemption will be effective at a subsequent time or upon the occurrence or nonoccurence of one or more specified event. Immediately upon the action of the Board ordering the redemption of the Rights or such later time as the Board may established for the effectiveness of such redemption, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right held.

Amendment

The terms of the Rights Agreement may be amended by the Board of the Company without the consent of the holders of the Rights, provided that from and after any person becomes an Acquiring Person, no such amendment may (i) adversely affect the interests of the holders of Rights (other than Rights that have become null and void), (ii) cause the Rights again to become redeemable or (z) cause the Rights Agreement to be amended other than as provided in Section 28 of the Rights Agreement.

Adjustment

The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares; (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then current market price of the Preferred Shares; or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the Common Shares payable in shares of Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

Preferred Shares

The value of the one one-thousandth of a Preferred Share purchasable upon exercise of each Right is intended to approximate the value of one Common Share. Each share Preferred Shares will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of the greater of (a) $1.00 per share, and (b) an amount equal to 1,000 times the dividend declared per share of Common Shares. In the event of liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares will be entitled to a minimum preferential payment of the greater of (i) $1.00 per share (plus any accrued but unpaid dividends), and (ii) an amount equal to 1,000 times the payment made per share of Common Shares. Each share of Preferred Shares will have 1,000 votes, voting together with the Common Shares. In the event of any merger, consolidation or other transaction in which outstanding shares of Common Shares are converted or exchanged, each share of Preferred Shares will be entitled to receive 1,000 times the amount received per share of Common Shares. These rights are protected by customary anti-dilution provisions.

Rights of Holders

Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

Certain Anti-Takeover Effects

The Rights will not prevent a takeover of the Company. However, the Rights may cause substantial dilution to a person or group that acquires 15% or more of the outstanding Common Shares. The Rights, however, should not interfere with any merger or other business combination approved by the Board.

This summary description of the Rights and the Rights Agreement is qualified in its entirety by the Rights Agreement, a copy of which is included as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement referenced in Item 3.03 above, the Board approved the Certificate of Designation establishing the Preferred Shares and the rights, preferences and privileges thereof. The Certificate of Designation was filed with the Secretary of State of the State of Nevada on May 28, 2024. The summary of the rights, powers and preferences of the Preferred Shares set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03. A copy of the Certificate of Designation is included as Exhibit 3.1 and incorporated herein by reference.

Item 8.01. Other Events

On May 28, 2024, the Company announced the declaration of the dividend of Rights and issued a press release relating to such events, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series A Junior Participating Preferred Stock of IZEA Worldwide, Inc.
4.1
Rights Agreement, dated May 28, 2024, between IZEA Worldwide, Inc. and Broadridge Corporate Issuer Solutions, LLC, as Rights Agent, which includes the Summary of Rights to Purchase Series A Junior Participating Preferred Stock as Exhibit B, and Form of Rights Certificate as Exhibit C.

99.1	Press release of IZEA Worldwide, Inc. issued May 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IZEA WORLDWIDE, INC.

Date: May 28 , 2024	By:/s/ Edward H. (Ted) Murphy Edward H. (Ted) Murphy Chief Executive Officer